Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

RWT Holdings, Inc.

Sponsor

Redwood Residential Acquisition Corporation

Seller

Sequoia Residential Funding, Inc.

Depositor

Sequoia Mortgage Trust 2013-8

 Issuing Entity

$451,645,000 (Approximate)

Preliminary Term Sheet

June 10, 2013

Wilmington Trust, National Association

Trustee

CitiMortgage, Inc.

Master Servicer

Citibank, N.A.

Securities Administrator

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Underwriter and Lead Manager and Sole Bookrunner

This is an indicative Term Sheet. All terms and statements are subject to change.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

The depositor has filed a registration statement (including a prospectus and a form of prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and a form of prospectus supplement in that registration statement and other documents the depositor has filed with the SEC for important information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or by email to dg.prospectus_distribution@baml.com.

The registration statement to which this offering relates is Commission File Numbers 333-185882 and 333-185882-01. This free writing prospectus is not required to, and does not, contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The investment described in this free writing prospectus is a structured financial product. These securities are complex instruments intended for sale only to sophisticated investors who understand and assume the risks involved with the purchase thereof. The risks associated with the securities may significantly reduce an investor's expected yield and expected return of principal, and/or reduce an investor's ability to sell or obtain market value information about the securities. Investors should independently evaluate the risks associated with the securities and consult their own professional advisors. These risks may include, but may not be limited to:

•	The performance of the collateral may be correlated to economic or other factors that may diminish the value of the securities.

•	The performance of the collateral and the value of the securities may be largely dependent on the quality of the origination and servicing of the collateral.

•	Ratings issued on the securities by rating agencies may fail to predict the risks associated with the securities, and may be reduced or withdrawn by the rating agencies without warning.

•	The value of the securities may be diminished by market conditions unrelated to the performance of the securities.

None of the issuing entity, the depositor, or any of its affiliates prepared, provided, approved, or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity, the depositor, or its affiliates.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached stating that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) the issuing entity, the depositor or the underwriter makes no representation that these materials are accurate or complete and may not be updated or (3) these materials may be confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

Offered Certificates: $451,645,000 (Approximate)

Class	Expected Initial Class Principal / Notional Amount ($)(1)	Expected Ratings (Fitch/KBRA/ Moody’s)	Approximate Initial Interest Rate (%)		Expected WAL Mat. (Years)(1)	Expected Prin. Window Mat. (Months)(1)	Expected Initial Credit Enhancement	Minimum Denomination or Percentage Interest	Class Type
A-1	$393,959,000	AAAsf/AAA(sf)/ Aaa(sf)	[ ]	(2)	4.89	07/13 - 01/35	7.10%	$100,000	Senior
A-2	$23,528,000	AAAsf/AAA(sf)/ Aaa(sf)	[ ]	(3)	2.50	07/13 - 05/19	7.10%	$100,000	Senior
A-3	$10,000,000	AAAsf/AAA(sf)/ Aaa(sf)	[ ]	(4)	10.50	05/19 - 01/35	7.10%	$100,000	Senior
A-IO1(5)	$23,528,000	AAAsf/AAA(sf)/ Aaa(sf)	[ ]	(6)	N/A	N/A	N/A	$1,000,000	Notional/Senior
A-IO2(7)	$427,487,000	AAAsf/AAA(sf)/ Aaa(sf)	[ ]	(8)	N/A	N/A	N/A	$1,000,000	Notional/Senior
B-1	$9,663,000	AAsf/AA(sf)/NR	3.56455	(9)	8.90	07/13 - 07/28	5.00%	$100,000	Subordinate
B-2	$7,593,000	Asf/A(sf)/NR	3.56455	(9)	8.90	07/13 - 07/28	3.35%	$100,000	Subordinate
B-3	$6,902,000	BBBsf/BBB(sf)/NR	3.56455	(9)	8.90	07/13 - 01/35	1.85%	$100,000	Subordinate

Non-Offered Certificates

Class	Expected Initial Class Principal Amount ($)(1)	Expected Ratings (Fitch/KBRA/ Moody’s)	Approximate Initial Interest Rate (%)		Expected WAL Mat. (Years)(1)	Expected Prin. Window Mat. (Months)(1)	Expected Initial Credit Enhancement	Minimum Denomination or Percentage Interest	Class Type
B-4	$3,681,000	BBsf/BB(sf)/NR	3.56455	(9)					Subordinate
B-5	$4,832,464	NR/NR/NR	3.56455	(9)	Not Offered Hereby				Subordinate
R	$0	NR/NR/NR	N/A						Residual
LT-R	$0	NR/NR/NR	N/A						Residual

Information is preliminary and subject to final collateral and legal review. The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the final collateral. Investors should rely on the information contained in the final prospectus supplement.

(1)	The principal amounts and notional amounts presented in this term sheet are approximate and subject to a +/- 5% variance. Weighted average lives and principal windows with respect to the Offered Certificates assume prepayments occur at the pricing speed of 15% CPR, calculated from the Expected Investor Settlement Date, assuming the Offered Certificates pay on the 25th of the each month beginning in July 2013 and the clean-up call is not exercised.
(2)	The interest rate on the Class A-1 Certificates will be an annual rate equal to the lesser of (i) [_____]% and (ii) the Net WAC for such distribution date.
(3)	The interest rate on the Class A-2 Certificates will be an annual rate equal to the lesser of (i) [_____]% and (ii) the Net WAC for such distribution date.
(4)	The interest rate on the Class A-3 Certificates will be an annual rate equal to the lesser of (i) [_____]% and (ii) the Net WAC for such distribution date.
(5)	Notional amount. The Class A-IO1 Certificates will not be entitled to distributions of principal. The Class A-IO1 Certificates will accrue interest on a notional amount equal to the class principal amount of the Class A-2 Certificates.
(6)	The interest rate on the Class A-IO1 Certificates will be an annual rate equal to the lesser of (i) [ ]% and (ii) the excess; if any, of the Net WAC Rate over the interest rate on the Class A-2 Certificates, for such distribution date.
(7)	Notional amount. The Class A-IO2 Certificates will not be entitled to distributions of principal. The Class A-IO2 Certificates will accrue interest on a notional amount equal to the aggregate class principal amount of the Class A-1, Class A-2 and Class A-3 Certificates.
(8)	The interest rate on the Class A-IO2 Certificates will be an annual rate equal to the excess, if any, of the Net WAC for such distribution date over [ ]%.
(9)	Net WAC. Net WAC is an annual rate, expressed as a percentage, equal to the weighted average of the net mortgage rates of the mortgage loans as of the first day of the related due period, minus (a) a fraction, the numerator of which equals the amount of any fees, charges and other costs, including indemnification amounts and costs of arbitration (other than the trustee fee, the securities administrator fee and amounts required to be paid by the securities administrator from the securities administrator fee), paid or reimbursed to the master servicer, the securities administrator and the trustee from the trust fund under the pooling and servicing agreement and the custodian under the custodial agreement during the prior calendar month, that are subject to an aggregate maximum amount of $300,000 annually, and the denominator of which equals the aggregate stated principal balance of the mortgage loans, multiplied by (b) twelve.

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

Issuer	Sequoia Mortgage Trust 2013-8

Title of Series	Sequoia Mortgage Pass-Through Certificates, Series 2013-8

Sponsor	RWT Holdings, Inc.

Seller	Redwood Residential Acquisition Corporation

Depositor	Sequoia Residential Funding, Inc.

Trustee	Wilmington Trust, National Association

Securities Administrator, Paying Agent, Certificate Registrar, and Authenticating Agent	Citibank, N.A.

Servicing Administrator	With respect to the mortgage loans serviced by Cenlar FSB, Redwood Residential Acquisition Corporation.

Master Servicer	CitiMortgage, Inc.

Servicers	Cenlar FSB, approximately 99.39%; and First Republic Bank, approximately 0.61%, each by aggregate stated principal balance.

Redwood Residential Acquisition Corporation will act as Servicing Administrator with respect to the mortgage loans serviced by Cenlar FSB.

Originators	George Mason Mortgage, LLC, approximately 6.40%; Cole Taylor Bank, approximately 6.13%; WJ Bradley Mortgage Capital LLC, approximately 6.10%; and PrimeLending, a PlainsCapital Company, approximately 5.89%, each by aggregate stated principal balance. The remainder of the mortgage loans were originated by various mortgage lending institutions, each of which originated less than 5% of the mortgage loans by stated principal balance.

Custodian	Wells Fargo Bank, N.A.

Controlling Holder	At any time, the holder of the majority of the Class Principal Amount of the Class B-5 Certificates or, if the Class Principal Amount of the Class B-5 Certificates is zero, the holder of the majority of the Class Principal Amount of the Class B-4 Certificates, and may not be the depositor or the seller but may be the sponsor or an affiliate of the sponsor. If the Class Principal Amount of the Class B-4 Certificates is zero, then there is no longer a Controlling Holder.

Ratings	Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”).

Fitch, KBRA and Moody’s will rate one or more classes of the Offered Certificates. It is expected that the Class A-1, Class A-2, Class A-3, Class A-IO1 and Class A-IO2 Certificates will be assigned the credit ratings from Fitch, KBRA and Moody’s on page 3 of this Term Sheet and the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates will be assigned the credit ratings from Fitch and KBRA on page 3 of this Term Sheet.

Cut-off Date	The close of business on June 1, 2013.

Expected Closing Date	On or about June 13, 2013.

Expected Investor Settlement Date	On or about June 13, 2013.

Distribution Dates	The 25th day of each month or if not a business day, the next succeeding business day, commencing in July 2013.

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

Accrual Period	For each Distribution Date, the calendar month preceding such Distribution Date, calculated on a 30/360 basis.

Residual Certificates	The Class R Certificates and Class LT-R Certificates.

Senior Certificates	The Class A-1, Class A-2, Class A-3, Class A-IO1 and Class A-IO2 Certificates.

Subordinate Certificates	The Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.

Offered Certificates	The Class A-1, Class A-2, Class A-3, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates will be offered.

Non-offered Certificates	The Class B-4, Class B-5, Class R and Class LT-R Certificates will not be offered.

The Mortgage Loans	603 fixed rate mortgage loans. 594 mortgage loans, representing approximately 98.59% of the mortgage pool by aggregate stated principal balance, have an original term to maturity of 30 years. 1 mortgage loan, representing approximately 0.14% of the mortgage pool by aggregate stated principal balance, has an original term to maturity of 25 years. 4 mortgage loans, representing approximately 0.61% of the mortgage pool by aggregate stated principal balance, have an original term to maturity of 20 years. 4 mortgage loans, representing approximately 0.67% of the mortgage pool by aggregate stated principal balance, have an original term to maturity of 15 years. No mortgage loans are interest-only mortgage loans.

All of the mortgage loans are secured by first liens on one- to four-family residential properties, condominiums, cooperative units, townhouses and planned unit developments.

Approximately 0.41% of the mortgage loans by aggregate stated principal balance require mortgagors to pay prepayment charges if, during the first 5 years, as applicable, after the origination of the mortgage loan, either (a) the mortgage loan is prepaid in full or (b) the total of all prepayments during any twelve month period exceeds twenty percent (20%) of the original principal balance of the mortgage loan. The amount of the prepayment charge is equal to the lesser of (i) a range of one-half percent to one percent (0.5%-1%) of the principal balance of the mortgage loan immediately prior to the prepayment or (ii) six months’ advance interest on the amount prepaid that exceeds the allowable twenty percent (20%) of the original principal balance, calculated at the interest rate in effect on the date of prepayment. Prepayment charges will not be allocable to certificateholders.

Fees and Expenses	Before distributions are made on the certificates, a monthly fee calculated as 0.25% annually on the principal balance of the related mortgage loans will be paid to the Servicers (the “Servicing Fee”), provided that in the case of mortgage loans serviced by Cenlar FSB, such fee will be allocated between Cenlar FSB and the Servicing Administrator. The Securities Administrator will be paid a monthly fee (the “Securities Administrator Fee”) calculated as 0.0188% annually on the principal balance of the mortgage loans and the Trustee will be paid a monthly fee (the “Trustee Fee”) calculated as 0.0012% annually on the principal balance of the mortgage loans. From the amount payable to the Securities Administrator as the Securities Administrator Fee, the Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) calculated as 0.0075% annually on the principal balance of the mortgage loans. The servicing, securities administrator and trustee fees will be deducted by each Servicer and the Master Servicer from interest collections, including liquidation proceeds and other proceeds from the mortgage loans, prior to remittance of funds to certificateholders. The Securities Administrator will be entitled to income earned on amounts on deposit in the distribution account. The Trustee will pay the fees of the Custodian. The Master Servicer, the Securities Administrator, the Trustee and the Custodian will also be entitled to reimbursement of certain expenses from the issuing entity before payments are made on the certificates, subject to an aggregate annual cap of $300,000; provided that, in no event will the aggregate amount reimbursable to the Trustee exceed $125,000 annually.

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

Net Mortgage Rate	With respect to any mortgage loan and any Distribution Date, the related mortgage rate as of the due date in the month preceding the month of such Distribution Date reduced by the Securities Administrator Fee, the Trustee Fee and the Servicing Fee.

Net WAC	With respect to any Distribution Date, an annual rate, expressed as a percentage, equal to the weighted average of the Net Mortgage Rates of the mortgage loans as of the first day of the related due period, minus (a) a fraction, the numerator of which equals the amount of any fees, charges and other costs, including indemnification amounts and costs of arbitration (other than the Trustee Fee, the Securities Administrator Fee and amounts required to be paid by the Securities Administrator from the Securities Administrator Fee) paid or reimbursed to the Master Servicer, the Securities Administrator and the Trustee from the Trust Fund under the pooling and servicing agreement and the Custodian under the custodial agreement during the prior calendar month, that are subject to an aggregate maximum amount of $300,000 annually, and the denominator of which equals the aggregate stated principal balance of the mortgage loans, multiplied by (b) twelve.

Structure	Senior/subordinate, shifting interest.

Credit Enhancement	Credit enhancement for the Senior Certificates will be provided by a senior/subordinate, shifting interest structure. The Subordinate Certificates are subordinate to, and provide credit enhancement for, the Senior Certificates.

Certificates	Ratings Fitch/KBRA/Moody’s	Bond Size	Initial Subordination
Class A-1	AAAsf/AAA(sf)/Aaa(sf)	85.61%	7.10%
Class A-2	AAAsf/AAA(sf)/Aaa(sf)	5.11%	7.10%
Class A-3	AAAsf/AAA(sf)/Aaa(sf)	2.17%	7.10%
Class B-1	AAsf/AA(sf)/NR	2.10%	5.00%
Class B-2	Asf/A(sf)/NR	1.65%	3.35%
Class B-3	BBBsf/BBB(sf)/NR	1.50%	1.85%

Monthly Advances	The Servicers are generally obligated to advance delinquent payments of principal and interest (to the extent such advances are deemed recoverable), provided that for the mortgage loans serviced by Cenlar FSB, these advances will be funded by the Servicing Administrator. The Servicers (other than Cenlar FSB) and the Servicing Administrator will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

The Master Servicer, as successor servicer, will be obligated to make any required advance if a Servicer (other than Cenlar FSB) or the Servicing Administrator fails in its obligation to fund a required advance. The Master Servicer, the Servicers and the Servicing Administrator will be entitled to be reimbursed for any such advances from future payments and collections with respect to the mortgage loans for which they funded any such advances.

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

Compensating Interest	Each Servicer (other than Cenlar FSB) and the Servicing Administrator will provide compensating interest for prepayment interest shortfalls that result from a borrower prepaying a mortgage loan in full or in part up to the amount of such Servicer’s Servicing Fee (or in the case of the Servicing Administrator, up to the aggregate amount of Cenlar FSB’s servicing fee and the Servicing Administrator’s fee) for the related month. If a Servicer (other than Cenlar FSB) or the Servicing Administrator fails to make a required payment in respect of such shortfalls, the Master Servicer will be obligated to pay any such shortfall, but only to the extent of the Master Servicing Fee.

Reimbursements of Modified Loans	The Servicers (other than Cenlar FSB) and the Servicing Administrator may be entitled to be reimbursed for related advances, if any, at the time of modification of any mortgage loan from collections with respect to other mortgage loans.

Class Principal Amount	For each class of certificates on any Distribution Date, an amount equal to the aggregate Certificate Principal Amounts of the certificates of that class immediately prior to such Distribution Date.

Certificate Principal Amount	For any certificate (other than the Class A-IO1, Class A-IO2, Class R and Class LT-R Certificates), at the time of determination, the maximum specified dollar amount of principal to which the holder of the certificate is then entitled, that amount being equal to the initial principal amount set forth on the face of the certificate, as reduced by the amount of all principal distributions previously made with respect to that certificate, the principal portion of any Realized Losses previously allocated to that certificate and any Certificate Writedown Amount previously allocated to that certificate; provided, however, that on any Distribution Date on which a subsequent recovery is distributed, the Certificate Principal Amount of any certificate then outstanding to which a Realized Loss amount has been applied will be increased, sequentially in order of seniority, by an amount equal to the lesser of (i) the principal portion of any Realized Loss amount previously allocated to that certificate to the extent not previously recovered and (ii) the principal portion of any subsequent recovery allocable to such certificate, after application (for this purpose) to more senior classes of certificates, and provided further that on any Distribution Date on which the aggregate stated principal balance of the mortgage loans exceeds the aggregate of the Certificate Principal Amounts of the certificates, such excess will be allocated to increase the Certificate Principal Amount of any certificate then outstanding to which a Realized Loss has been previously allocated, sequentially in order of seniority, up to the principal amount of such Realized Loss to the extent not previously recovered.

Certificate Writedown Amount	The amount by which the aggregate Certificate Principal Amount of all the certificates (other than the Class A-IO1, Class A-IO2, Class R and Class LT-R Certificates) on any Distribution Date (after giving effect to distributions of principal and allocations of Realized Losses on that Distribution Date) exceeds the aggregate stated principal balance of the mortgage loans for the Distribution Date, which will be applied for each class of Subordinate Certificates in reverse order of their priority and, after the Credit Support Depletion Date, on a pro rata basis to the Class A-1, Class A-2 and Class A-3 Certificates.

Senior Percentage (Senior %)	For any Distribution Date and the Class A-1, Class A-2 and Class A-3 Certificates, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Class A-1, Class A-2 and Class A-3 Certificates prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on such Distribution Date and the denominator of which is the aggregate stated principal balance of the mortgage loans as of the preceding Distribution Date. The initial Senior Percentage will be approximately 92.90%.

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

Senior Prepayment Percentage	For any Distribution Date, the following:

Distribution Date occurring in the period	Senior Prepayment Percentage
July 2013-June 2018	100%
July 2018-June 2019	the Senior % plus 70% of the Subordinate %
July 2019-June 2020	the Senior % plus 60% of the Subordinate %
July 2020-June 2021	the Senior % plus 40% of the Subordinate %
July 2021-June 2022	the Senior % plus 20% of the Subordinate %
July 2022 and thereafter	the Senior %

provided, however, that there will be no reduction in the Senior Prepayment Percentage (other than as a result of a reduction in the Senior Percentage) on any Distribution Date unless the Step-Down Test is satisfied; and provided further, that if on any distribution date on or after the Distribution Date in July 2018, the Senior Percentage exceeds the initial Senior Percentage, the Senior Prepayment Percentage for that Distribution Date will again equal 100%.

If on any Distribution Date the allocation to the Senior Certificates then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the Class Principal Amount of those certificates to below zero, the aggregate Senior Prepayment Percentage for that Distribution Date will be limited to the percentage necessary to reduce the aggregate Class Principal Amount of the Senior Certificates to zero.

Subordinate Percentage (Subordinate %)	For any Distribution Date, the excess of 100% over the Senior Percentage on that Distribution Date. The initial Subordinate Percentage will be approximately 7.10%.

Subordinate Prepayment Percentage	For any Distribution Date, the excess of 100% over the Senior Prepayment Percentage on that Distribution Date.

Class Subordination Percentage	For any Distribution Date and each class of Subordinate Certificates, an amount equal to a fraction (expressed as a percentage), the numerator of which is the Class Principal Amount of that class prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on such Distribution Date and the denominator of which is the aggregate of the Class Principal Amounts of all classes of certificates (other than the Class A-IO1, Class A-IO2, Class R and Class LT-R Certificates) prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on that Distribution Date.

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

Step-Down Test	As to any Distribution Date, the test that will be satisfied if both of the following conditions are met: first, the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, REO Property or bankruptcy status) and any mortgage loans subject to a servicing modification within the 12 months prior to that Distribution Date, averaged over the preceding six-month period, as a percentage of the aggregate Class Principal Amount on such Distribution Date (without giving effect to any payments or writedowns on such Distribution Date) of the Subordinate Certificates, does not equal or exceed 50%; and second, cumulative Realized Losses on the mortgage loans plus, with respect to any mortgage loans that have been the subject of a servicing modification, any interest due on such mortgage loans that has been written off by the servicer, do not exceed:

Distribution Date occurring in the period	Cumulative Realized Losses as a % of the original Aggregate Subordinate Class Principal Amounts
July 2018 – June 2019	20%
July 2019 – June 2020	25%
July 2020 – June 2021	30%
July 2021 – June 2022	35%
July 2022 and thereafter	40%

Realized Loss	An amount equal to:

(a) with respect to each liquidated mortgage loan, an amount (not less than zero or more than the stated principal balance of the mortgage loan plus accrued interest) as of the date of such liquidation, equal to (i) the unpaid principal balance of the liquidated mortgage loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the due date as to which interest was last paid by the borrower up to the due date in the month in which liquidation proceeds are required to be distributed on the stated principal balance of such liquidated mortgage loan from time to time, minus (iii) the net liquidation proceeds received during the month in which such liquidation occurred, to the extent not previously applied as recoveries of interest at the Net Mortgage Rate and to principal of the liquidated mortgage loan,

(b) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related mortgaged property

(c) with respect to a mortgage loan that has been the subject of a servicing modification, any principal due on the mortgage loan that has been written off by the servicer and any principal forbearance amount,

or

(d) with respect to each class of certificates, the amount by which the related Class Principal Amount is reduced as a result of clauses (a), (b) or (c) above.

Payment Priority	On each Distribution Date, the Available Distribution Amount in respect of the mortgage loans will be distributed in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-IO1 and A-IO2 Certificates, pro rata, such class’s Interest Distribution Amount and accrued and unpaid Interest Distribution Amounts from prior periods;

Second, to the Class A-1, Class A-2 and Class A-3 Certificates, the Senior Principal Distribution Amount, concurrently as follows:

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

a) to the Class A-1 Certificates, its pro rata portion of the Senior Principal Distribution Amount based upon its Class Principal Amount and the Class Principal Amounts of the Class A-1, Class A-2 and Class A-3 Certificates, until the Class Principal Amount of the Class A-1 Certificates has been reduced to zero; and

b) to the Class A-2 and Class A-3 Certificates, the remaining portion of the Senior Principal Distribution Amount, allocated sequentially to the Class A-2 Certificates, until their Class Principal Amount has been reduced to zero, and then to the Class A-3 Certificates, until their Class Principal Amount has been reduced to zero; and

Third, sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order, such class’s Interest Distribution Amount and accrued and unpaid Interest Distribution Amounts from prior periods, and then such class’s pro rata share (based on the Class Principal Amount of each class entitled thereto) or other share as described under “Subordinate Principal Distribution Amount” below of the Subordinate Principal Distribution Amount until the Class Principal Amount for such class has been reduced to zero, with both interest and principal being paid to one class before any payments are made to the next class.

Notwithstanding the above on and after the Credit Support Depletion Date the Senior Principal Distribution Amount will be distributed to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata in accordance with their respective Class Principal Amounts.

Credit Support Depletion Date	The date on which the aggregate Class Principal Amount of the Subordinate Certificates has been reduced to zero.

Interest Distribution Amount	For each class of certificates on any Distribution Date, the current interest for that class on that Distribution Date as reduced by each such class’s share of Net Interest Shortfalls, which will be allocated to each class on a pro rata basis based on the amount of current interest payable to each such class.

Net Interest Shortfall	For any Distribution Date, the sum of (i) any Net Prepayment Interest Shortfalls for that Distribution Date and (ii) the amount of interest which would otherwise have been received with respect to any mortgage loan that was subject to a reduction in the amount of monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state or local law.

Net Prepayment Interest Shortfall	For any Distribution Date, the amount by which a prepayment interest shortfall for the related due period exceeds the amount that a Servicer (other than Cenlar FSB), the Servicing Administrator and the Master Servicer are obligated to remit to cover such shortfall for such due date.

Prepayment Period	With respect to full principal prepayments on any mortgage loan serviced by Cenlar FSB and (i) each Distribution Date (other than the July 2013 Distribution Date), the period commencing on the 15th day of the month preceding the month in which the related Distribution Date occurs through the 14th day of the month in which the related Distribution Date occurs and (ii) the July 2013 Distribution Date, the period commencing on June 1, 2013 through July 14, 2013. With respect to partial principal prepayments on any mortgage loan serviced by Cenlar FSB and each mortgage loan serviced by First Republic Bank and any Distribution Date, the calendar month preceding the month in which the related Distribution Date occurs.

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

Senior Principal Distribution Amount	On each Distribution Date, the Available Distribution Amount remaining after payment of interest with respect to the Senior Certificates, up to the amount of the Senior Principal Distribution Amount for such Distribution Date, will be distributed as principal to the Class A-1, Class A-2 and Class A-3 Certificates.

The “Senior Principal Distribution Amount” for any Distribution Date will equal the sum of:

(1) the product of (a) the Senior Percentage and (b) the principal portion of the scheduled payment due on each mortgage loan in the mortgage pool on the related due date, whether or not received;

(2) the product of (a) the Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a mortgage loan during the related Prepayment Period; (ii) each other unscheduled collection, including subsequent recoveries, insurance proceeds and net liquidation proceeds (other than with respect to any mortgage loan that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of the mortgage loans received during the related Prepayment Period; (iii) the principal portion of the purchase price of each mortgage loan purchased by an Originator or the Seller due to a material breach of a representation and warranty with respect to such mortgage loan or, in the case of a permitted substitution of a defective mortgage loan, the amount representing any Substitution Amount in connection with any such replaced mortgage loan included in the Available Distribution Amount for such Distribution Date; and (iv) the principal portion of the purchase price for mortgage loans paid by a party exercising its right to terminate the trust fund;

(3) with respect to each mortgage loan that became a liquidated mortgage loan during the related Prepayment Period, the lesser of (a) the net liquidation proceeds allocable to principal and (b) the product of (i) the Senior Prepayment Percentage for that Distribution Date and (ii) the remaining principal balance of the mortgage loan at the time of liquidation; and

(4) any amounts described in clauses (1) through (3) above that remain unpaid with respect to the Senior Certificates from prior Distribution Dates.

If on any Distribution Date the allocation to the Class A-1, Class A-2 and Class A-3 Certificates of the Senior Principal Distribution Amount would reduce the aggregate Class Principal Amount of such certificates below zero, the distribution to such classes of certificates of the Senior Principal Distribution Amount of those amounts for that Distribution Date will be limited to the amount necessary to reduce the Class Principal Amount of such Certificates to zero.

In addition, until the aggregate Class Principal Amount of the Class A-1, Class A-2 and Class A-3 Certificates is reduced to zero, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates is less than or equal to 1.20% of the stated principal balance of the mortgage loans as of the closing date, the Senior Principal Distribution Amount for such Distribution Date and each succeeding Distribution Date will include all principal collections on the mortgage loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

In addition, until the aggregate Class Principal Amount of the Class A-1, Class A-2 and Class A-3 Certificates is reduced to zero, if on any Distribution Date, the Subordinate Percentage for such Distribution Date is less than 7.10%, the Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the mortgage loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

Subordinate Principal Distribution Amount	The Subordinate Principal Distribution Amount for each Distribution Date is equal to the sum of:

(1) the product of (a) the Subordinate Percentage and (b) the principal portion of each related scheduled payment on each mortgage loan due during the related due period, whether or not received;

(2) the product of (a) the Subordinate Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a mortgage loan during the related Prepayment Period, (ii) each other unscheduled collection, including subsequent recoveries, insurance proceeds and net liquidation proceeds (other than with respect to any mortgage loan that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of mortgage loans received during the related Prepayment Period; (iii) the principal portion of the purchase price of each mortgage loan that was purchased by an Originator or the Seller due to a material breach of a representation and warranty with respect to such mortgage loan or, in the case of a permitted substitution of a defective mortgage loan, the amount representing any Substitution Amount in connection with any such replaced mortgage loan included in the Available Distribution Amount for such Distribution Date; and (iv) the principal portion of the purchase price for mortgage loans paid by a party exercising its right to terminate the trust fund;

(3) with respect to unscheduled recoveries allocable to principal of any mortgage loan that was finally liquidated during the related Prepayment Period, the related net liquidation proceeds allocable to principal, to the extent not distributed pursuant to clause (3) of the definition of Senior Principal Distribution Amount); and

(4) any amounts described in clauses (1) through (3) above for any previous Distribution Date that remain unpaid.

Notwithstanding the above, with respect to any class of Subordinate Certificates (other than the Class B-1 Certificates), if on any Distribution Date the sum of the Class Subordination Percentage of such class and the aggregate Class Subordination Percentages of all classes of Subordinate Certificates which have a lower payment priority than that class is less than the Applicable Credit Support Percentage, no distribution of principal will be made to any such classes on that Distribution Date. Instead, the Subordinate Principal Distribution Amount on that Distribution Date will be allocated among the more senior classes of subordinate certificates, pro rata, based on their respective Class Principal Amounts.

Notwithstanding the above, with respect to each class of Subordinate Certificates (other than the Class B-1 Certificates) if on any Distribution Date the Class Principal Amount of that class and the aggregate of the Class Principal Amounts of all classes of Subordinate Certificates which have a lower payment priority than that class is less than or equal to 1.20% of the stated principal balance of the mortgage loans as of the closing date, the portion of the Subordinate Principal Distribution Amount otherwise distributable to such class or classes on such Distribution Date and each succeeding Distribution Date will be allocated among the Subordinate Certificates with a higher payment priority then entitled to principal, pro rata, based on their respective Class Principal Amounts and any remaining Subordinate Principal Distribution Amount will be included in the Senior Principal Distribution Amount for such Distribution Date.

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

In addition, until the aggregate Class Principal Amount of the Class A-1, Class A-2 and Class A-3 Certificates is reduced to zero, if on any Distribution Date the Subordinate Percentage for such Distribution Date is less than 7.10%, the Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the mortgage loans distributed on that Distribution Date and the Subordinate Principal Distribution Amount will be zero.

In addition, until the aggregate Class Principal Amount of the Class A-1, Class A-2 and Class A-3 Certificates is reduced to zero, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates is less than or equal to 1.20% of the stated principal balance of the mortgage loans as of the closing date, the Senior Principal Distribution Amount for such Distribution Date and each succeeding Distribution Date will include all principal collections on the mortgage loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

Available Distribution Amount	With respect to any Distribution Date, the sum of the following amounts with respect to the mortgage loans: (i) all scheduled payments of interest (net of the Servicing Fees, the Trustee Fee and the Securities Administrator Fee) and principal due during the related due period, together with any advances in respect thereof; (ii) insurance proceeds received during the related Prepayment Period; (iii) liquidation proceeds received during the related Prepayment Period (net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed monthly advances and servicing advances, if any); (iv) subsequent recoveries received during the related Prepayment Period; (v) all partial or full prepayments of principal, together with any accrued interest thereon, identified as having been received on the mortgage loans during the related Prepayment Period, plus any amounts received from the related servicer (other than Cenlar FSB), the Servicing Administrator or the Master Servicer in respect of prepayment interest shortfalls on such mortgage loans; (vi) amounts received with respect to such Distribution Date as the Substitution Amount and the purchase price in respect of a deleted mortgage loan or a mortgage loan purchased by an originator or the seller as of such Distribution Date as a result of a breach of a representation or warranty; and (vii) the purchase price paid by the party exercising its right to purchase the mortgage loans and terminate the trust fund, if applicable;

Minus

(i) amounts applied to reimburse monthly advances and servicing advances previously funded and all charges and other amounts as to which the Servicers are entitled to be reimbursed pursuant to the servicing agreements; (ii) amounts applied to reimburse monthly advances and servicing advances previously funded as to which the Master Servicer or Servicing Administrator is entitled to be reimbursed pursuant to the pooling and servicing agreement or with respect to the Servicing Administrator, the Cenlar FSB servicing agreement; and (iii) an amount equal to all charges and other amounts payable or reimbursable (other than the Securities Administrator Fee and the Trustee Fee) to the Master Servicer, the Securities Administrator and the Trustee under the pooling and servicing agreement and the Custodian under the custodial agreement (subject to an aggregate maximum amount of $300,000 annually to be paid to such parties collectively and a maximum amount of $125,000 annually to be paid to the Trustee).

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

Applicable Credit Support Percentage	For each class of Subordinate Certificates and any Distribution Date, the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other classes of Subordinate Certificates having lower payment priorities than that class. The approximate original Applicable Credit Support Percentages for each class of Subordinate Certificates on the date of issuance of such certificates are expected to be as follows:

Class	Approximate Applicable Credit Support Percentage
B-1	7.10%
B-2	5.00%
B-3	3.35%
B-4	1.85%
B-5	1.05%

Allocation of Realized Losses	If a Realized Loss occurs on the mortgage loans (including a servicing modification resulting in a reduction of the outstanding principal amount of such mortgage loan or a principal forbearance), then, on each Distribution Date, the principal portion of that Realized Loss will be allocated first, to reduce the Class Principal Amount of each class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class B-5 Certificates while those certificates are outstanding, then to the Class B-4 Certificates while those certificates are outstanding, then to the Class B-3 Certificates while those certificates are still outstanding, and so forth), and, second, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata. In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a mortgage loan will be applied first to outstanding expenses incurred with respect to such mortgage loan, then to accrued, unpaid interest, and finally to principal.

Sponsor’s Risk Retention	Consistent with the risk retention aspect of its business model, the Sponsor (or one or more of its affiliates) will initially retain at least the Class B-2, B-3, B-4, and B-5 Certificates for its investment portfolio. Once regulations governing sponsor/seller risk retention have been finalized and become effective, unless those regulations apply to Sequoia Mortgage Trust 2013-8 retroactively and require sponsors or sellers to retain a larger portion of the certificates than retained at that time, the Sponsor (or one or more of its affiliates) would not plan to increase its holdings of certificates as a response to the finalization of risk retention regulations. The Sponsor (or one or more of its affiliates) currently plans to retain these certificates as investments, however, it may or may not continue to retain all of these certificates in the future in accordance with investment and business considerations and objectives.

Representations and Warranties	Each Originator of the mortgage loans has made certain representations and warranties concerning the mortgage loans. The Seller’s rights to these representations and warranties will be assigned to the Depositor, and the Depositor’s rights to these representations and warranties will be assigned to the Trustee for the benefit of certificateholders. These representations and warranties, among others, are substantially in the form set forth in Annex A hereto.

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

Following any Originator’s discovery or receipt of notice of a breach of any representation or warranty that materially and adversely affects the value of a mortgage loan or the interest of the Trustee, for the benefit of the certificateholders, in a mortgage loan, the Originator will be required to (1) cure that breach, (2) repurchase the affected mortgage loan from the issuing entity, (3) in some circumstances, substitute another mortgage loan or (4) in some circumstances, make an indemnification payment to the trust fund in the amount of the reduction in value resulting from such breach.

In addition, the Seller will be obligated to cure the breach, or repurchase or substitute for any mortgage loan as to which there has been an uncured breach of representations or warranties made by any Originator other than First Republic Bank that materially and adversely affects the value of such mortgage loan or the interests of the certificateholders in such mortgage loan, but only if such Originator is unable to cure such breach or repurchase, substitute for or make an indemnification payment with respect to such mortgage loan because it is subject to a bankruptcy or insolvency proceeding or no longer in existence.

The Seller will also agree to cure a breach or repurchase from the trust fund or substitute for any mortgage loan as to which a representation and warranty made by the Originator was true and correct as of the date made by the Originator but not true and correct as of the closing date, if such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders in that mortgage loan.

All representations and warranties made at the time of closing by an Originator or the Seller, as applicable, are for the life of the mortgage loan and not subject to any expirations or sunsets.

Dispute Resolution	The Controlling Holder, or the Trustee in the event there is no Controlling Holder, shall cause all mortgage loans that are 120 days delinquent to be reviewed for potential breaches of a representation or warranty.

Any such review will include, at a minimum, a review as to whether the mortgage loan was underwritten in accordance with the Originator’s underwriting standards in effect at the time of origination, whether the mortgage loan was originated in accordance with all applicable laws and regulations, and whether any fraud may have occurred in connection with the origination of the mortgage loan. If, as a result of such review, there is evidence that a breach of a representation or warranty may have occurred requiring the Originator or the Seller to cure such breach, repurchase or substitute for or make an indemnification payment to the trust fund with respect to the related mortgage loan, then the Controlling Holder or the Trustee, as applicable, will enforce such obligation, including participating in an arbitration proceeding pursuant to the purchase agreement, if necessary.

In the event there is a dispute arising from an unresolved repurchase request for a potential violation of any representation or warranty made at the time of closing by an Originator or the Seller, as applicable, such Originator or the Seller has agreed to submit to binding arbitration by a non-affiliated third party to resolve the dispute.

The credit files related to each of the mortgage loans, along with all of the applicable underwriting guidelines, will be sent to the Custodian to facilitate the review of any mortgage loan for breaches of representations and warranties as described herein.

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

Clean-up Call	On any date on which the total stated principal balance of the mortgage loans has declined to less than 10% of the initial total stated principal balance of the mortgage loans as of the Cut-off Date, subject to satisfaction of the conditions described in the pooling and servicing agreement, the Master Servicer will have the option to purchase all of the mortgage loans from the trust fund. The proceeds from such purchase will be distributed to the certificateholders in accordance with the Payment Priority.

Registration	The Offered Certificates will be issuable in book-entry form through DTC.

Federal Tax Treatment	The Securities Administrator, on behalf of the Trustee, will elect to treat all or a portion of the trust fund as one or more “real estate mortgage investment conduits” or “REMICs” for federal income tax purposes. The Class A-IO1 AND A-IO2 Certificates will, and certain of the remaining Classes of Offered Certificates may, be issued with original issue discount for federal income tax purposes.

ERISA Considerations	The Class A-1, Class A-2, Class A-3 and Class-A-IO1 Certificates will be placed by the underwriter. Each beneficial owner of Class A-1, Class A-2, Class A-3 and Class A-IO1 Certificates or any interest therein (and each beneficial owner of Class A-IO-2, Class B-1, Class B-2 and Class B-3 Certificates or any interest therein that is placed by an underwriter) shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan investor; (ii) it has acquired and is holding such certificates in reliance on the Underwriter Exemption, and it understands that there are certain conditions to the availability of the Underwriter Exemption, including that such certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s, Moody’s, Fitch, DBRS Limited or DBRS Inc.; or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Section V(e) of Prohibited Transaction Class Exemption, or PTCE, 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

SMMEA Treatment	The Class A-1, Class A-2, Class A-3, Class A-IO1, A-IO2 and Class B-1 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”) on the Closing Date because they will be rated in one of the two highest rating categories by at least one nationally recognized statistical rating agency. However, to the extent that the SEC establishes alternative standards of creditworthiness to replace the credit rating requirement of SMMEA, it is possible that the Class A-1, Class A-2, Class A-3, Class A-IO1, A-IO2 and Class B-1 Certificates will not constitute “mortgage-related securities” for SMMEA from and after the effective date of such alternative standard, even if such classes retain the aforementioned ratings.

Stated Final Maturity Date	The Distribution Date in June 2043. The actual final Distribution Date could be substantially earlier.

Record Date	For any Distribution Date, the last business day of the calendar month preceding the related Distribution Date.

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

Diligence Review of Mortgage Loans	The Sponsor, prior to including the mortgage loans in the mortgage pool, engaged two third-party loan review firms to conduct the review of the mortgage loans as summarized below.

Credit and Compliance Review

The third party review firms conducted a credit and compliance review of approximately 99.50% (by number of mortgage loans) of the mortgage loans. The review consisted of a review of the documentation in each Originator’s loan files relating to the creditworthiness of the borrowers, and an assessment of whether the characteristics of the mortgage loans and the borrowers reasonably conformed to the underwriting guidelines previously provided to the Sponsor. The third party review firms also reviewed exceptions to the underwriting guidelines that were permitted by each Originator and related compensating factors for those mortgage loans.

Appraisal Review

The third party review firms reviewed approximately 99.50% (by number of mortgage loans) of the appraisals for the mortgaged properties obtained in connection with the origination of the mortgage loans to assess compliance with the Originators’ appraisal guidelines and standards in effect at the time of origination. In some cases, the review included the review of a Collateral Desktop Analysis (CDA) to determine whether there was support for the reasonableness of the original appraised value, including comparisons to publicly available market data.

Rights of Controlling Holder	The Controlling Holder will have the right, in its sole discretion, to pursue an action (a) in respect of an alleged breach by an Originator of a representation and warranty relating to the characteristics of the mortgage loans or (b) if any mortgage loan document required to be delivered to the Trustee or the Custodian is found to be missing or defective in any material respect and the originator does not cure such defect within the period specified in the related servicing agreement.

Default Oversight	The Master Servicer will have oversight over certain matters relating to the servicing of defaulted mortgage loans including, but not limited to, approving certain loan modifications, reviewing environmental reports relating to foreclosed properties to determine whether to proceed with a foreclosure, approving certain actions relating to the management of REO property and approving the release of the original borrower in connection with loan assumptions.

Substitution Amount	For any month in which an Originator substitutes one or more qualified substitute mortgage loans for one or more deleted mortgage loans as a result of a breach of a representation or warranty with respect to a mortgage loan, the amount by which the aggregate purchase price of all of the deleted mortgage loans exceeds the aggregate stated principal balance of the qualified substitute mortgage loans, together with one month’s interest at the Net Mortgage Rate.

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

Annex A

Representations and Warranties

1.          The information set forth in the mortgage loan schedule is true and correct in all material respects.

2.          Immediately prior to the sale of the mortgage loan pursuant to the mortgage loan purchase and sale agreement, the seller was a sole owner and holder of the mortgage loan. The mortgage loan is not assigned or pledged, and the seller has good and marketable title thereto, and has full right to transfer and sell the mortgage loan to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest not specifically set forth in the related mortgage loan schedule and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the mortgage loan pursuant to the terms of the mortgage loan purchase and sale agreement.

3.          The mortgage is a valid, subsisting, enforceable and perfected first lien on the mortgaged property (subject, as to enforceability, to bankruptcy and other creditor rights laws), including all improvements on the mortgaged property, subject only to (i) the lien of nondelinquent current real property taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the mortgage loan or (B) which do not adversely affect the appraised value (as evidenced by an appraisal referred to in such definition) of the mortgaged property; and (iii) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property.

4.          As of the closing date, there is no default, breach, violation or event of acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, and the seller and its affiliates have not waived any default, breach, violation or event permitting acceleration.

5.          Each mortgage loan secured by a first priority mortgage, other than any mortgage loan secured by a mortgaged property located in any jurisdiction as to which an opinion of counsel in lieu of title insurance is instead received, is covered by an ALTA lender’s title insurance policy or other form of policy or insurance generally acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the mortgaged property is located.

6.          All payments due on each mortgage loan have been made and no mortgage loan was more than 30 days past due more than once in the preceding 12 months and any such delinquency did not exceed one payment.

7.          All taxes and government assessments which previously became due and owing have been paid by the borrower, or escrow funds from the borrower have been established to pay any such items.

8.          There is no offset, defense, counterclaim to any mortgage note, except as stated in the mortgage loan purchase and sale agreement.

9.          Each mortgaged property is undamaged by waste, vandalism, fire, hurricane, earthquake or other casualty adversely affecting the value of the mortgaged property.

10.          Each mortgage loan at the time of origination complied in all material respects with applicable state and federal laws including truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the mortgage loan.

11.          Each mortgage loan with a loan-to-loan value ratio at origination in excess of 80% is and will be subject to a primary mortgage insurance policy issued by a qualified insurer, which provides coverage in an amount at least equal to that which would be required by Fannie Mae. All provisions of such mortgage insurance policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

12.          All hazard insurance required under the mortgage loan sale agreement has been obtained and remains in full force and effect.

13.          The mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws.

14.          Each mortgage loan is a “qualified mortgage” within Section 860G(a)(3) of the Code.

15.          None of the mortgage loans are high-cost as defined by the applicable local, state and federal predatory and abusive lending laws.

16.          Each mortgage loan at the time it was made complied in all material respects with applicable local, state and federal predatory and abusive lending laws.

17.          Each mortgage loan either (i) was underwritten in substantial conformance with the originator’s underwriting guidelines in effect at the time of origination without regard to any underwriter discretion or (ii) if not underwritten in conformance with the originator’s underwriting guidelines, has reasonable and documented compensating factors. The methodology used in underwriting the extension of credit for the mortgage loan includes objective mathematical principles that relate to the relationship between the borrower’s income, assets and liabilities and the proposed payment.

18.          The originator has given due consideration to factors, including but not limited to, other real estate owned by a borrower, commuting distance to work, appraiser comments and notes, the location of the property and any difference between the mailing address active in the servicing system and the subject property address to evaluate whether the occupancy status of the property as represented by the borrower is reasonable.

19.          With respect to each mortgage loan, the originator verified the borrower’s income, employment, and assets in accordance with its written underwriting guidelines and employed procedures designed to authenticate the documentation supporting the income, employment and assets. This verification may include the transcripts received from the Internal Revenue Service pursuant to a filing of IRS Form 4506-T and, in some cases, may include public and/or commercially available information acceptable to the purchaser.

20.          Each mortgage file contains a written appraisal prepared by an appraiser licensed or certified by the applicable governmental body in which the mortgaged property is located and in accordance with the applicable requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The appraisal was written, in form and substance, to (i) customary Fannie Mae or Freddie Mac standards or forms for mortgage loans of the same type as the related mortgage loans and (ii) Uniform Standards of Professional Appraisal Practice standards, and satisfies applicable legal and regulatory requirements. The appraisal was made and signed prior to the final approval of the mortgage loan application. The person performing any property valuation (including an appraiser) received no benefit from, and that person’s compensation or flow of business from the originator was not affected by, the approval or disapproval of the mortgage loan. The selection of the person performing the property valuation was made independently of the broker (where applicable) and the originator’s loan sales and loan production personnel. The selection of the appraiser met the criteria of Fannie Mae and Freddie Mac for selecting an independent appraiser.

21.          Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, or disclosure laws applicable to the mortgage loans at origination have been complied with in all material respects or any such noncompliance was cured subsequent to origination as permitted by applicable law.

22.          With respect to each mortgage loan originated by George Mason Mortgage, LLC, Cole Taylor Bank, WJ Bradley Mortgage Capital LLC, PrimeLending, a PlainsCapital Company and certain other originators, no fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to the mortgage loan has taken place on the part of the mortgagor, the seller or any other person, including, without limitation, any appraiser, title company, closing or settlement agent, realtor, builder or developer or any other party involved in the origination or sale of the mortgage loan or the sale of the mortgaged property, that would impair in any way the rights of the purchaser in the mortgage loan or mortgaged property or that violated applicable law.

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

23.              With respect to mortgage loans originated by certain other originators, no fraud, material misrepresentation or negligence has taken place in connection with the origination or servicing of the mortgage loan on the part of (1) the originator, (2) the borrower, (3) any broker or correspondent, (4) any appraiser, escrow agent, closing attorney or title company involved in the origination of the mortgage loan or (5) the servicer.

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

Collateral Summary
Statistics for the Mortgage Loans listed below are based on Stated Principal Balances as of the Cut-off Date.

		Minimum	Maximum

Stated Principal Balance:	$460,158,464	$443,331	$1,958,806
Number of Mortgage Loans:	603
30 Year Fixed Rate Percentage:	98.59%
25 Year Fixed Rate Percentage:	0.14%
20 Year Fixed Rate Percentage:	0.61%
15 Year Fixed Rate Percentage:	0.67%
Average Stated Principal Balance:	$763,115
Weighted Average Gross Mortgage Rate:	3.835%	3.000%	4.500%
Weighted Average Seasoning:	1 Month	0 Months	6 Months
Weighted Average Original LTV Ratio:	66.86%	19.80%	80.00%
Weighted Average Original Combined LTV Ratio:	67.46%	19.80%	80.00%
Weighted Average Original Credit Score:	771	700	817
Weighted Average Original Debt-to-Income Ratio:	31.00%	6.03%	51.28%
Weighted Average Original Term to Maturity:	358 Months	180 Months	360 Months
Weighted Average Remaining Term to Maturity:	357 Months	174 Months	359 Months
First Lien Percentage at Origination:	100%
Loans with Seconds at Origination:	5.67%

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

Product Type of the Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
15 Year Fixed	4	3,071,063.98	0.67	767,766.00	3.219	782	63.66	65.76
20 Year Fixed	4	2,785,668.82	0.61	696,417.21	3.518	761	48.75	48.75
25 Year Fixed	1	626,963.29	0.14	626,963.29	3.750	748	69.88	69.88
30 Year Fixed	594	453,674,768.11	98.59	763,762.24	3.841	771	66.99	67.59
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

Stated Principal Balances of the Mortgage Loans at Origination
Range of Original Stated Principal Balances ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
400,000.01 - 500,000.00	31	14,852,928.21	3.23	479,126.72	3.828	770	70.02	70.45
500,000.01 - 600,000.00	111	61,012,241.47	13.26	549,659.83	3.847	775	69.86	70.40
600,000.01 - 700,000.00	143	94,350,173.41	20.50	659,791.42	3.891	771	68.33	69.22
700,000.01 - 800,000.00	112	83,303,712.72	18.10	743,783.15	3.849	771	67.69	68.11
800,000.01 - 900,000.00	67	56,733,766.24	12.33	846,772.63	3.827	769	66.19	66.32
900,000.01 - 1,000,000.00	80	76,903,327.17	16.71	961,291.59	3.830	769	66.61	67.67
1,000,000.01 - 1,100,000.00	20	21,147,679.40	4.60	1,057,383.97	3.762	767	65.45	65.45
1,100,000.01 - 1,200,000.00	16	18,496,105.71	4.02	1,156,006.61	3.719	787	59.23	59.64
1,200,000.01 - 1,300,000.00	4	4,871,062.50	1.06	1,217,765.63	3.720	785	63.11	63.11
1,300,000.01 - 1,400,000.00	4	5,395,224.53	1.17	1,348,806.13	3.748	752	61.02	61.02
1,400,000.01 - 1,500,000.00	9	13,169,179.73	2.86	1,463,242.19	3.750	765	63.41	65.04
1,500,000.01 - 1,600,000.00	4	6,219,773.35	1.35	1,554,943.34	3.937	758	57.27	57.27
1,700,000.01 - 1,800,000.00	1	1,744,483.74	0.38	1,744,483.74	3.500	807	43.75	43.75
1,900,000.01 - 2,000,000.00	1	1,958,806.02	0.43	1,958,806.02	3.500	774	59.90	59.90
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

The average stated principal balance of the mortgage loans at origination was approximately $764,838.11.

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

Stated Principal Balances of the Mortgage Loans as of the Cut-off Date
Range of Stated Principal Balances ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
400,000.01 - 500,000.00	31	14,852,928.21	3.23	479,126.72	3.828	770	70.02	70.45
500,000.01 - 600,000.00	112	61,612,026.44	13.39	550,107.38	3.846	775	69.96	70.50
600,000.01 - 700,000.00	144	95,149,845.63	20.68	660,762.82	3.893	771	68.22	69.11
700,000.01 - 800,000.00	111	82,704,101.43	17.97	745,081.99	3.849	772	67.79	68.21
800,000.01 - 900,000.00	66	55,933,920.34	12.16	847,483.64	3.824	769	66.07	66.20
900,000.01 - 1,000,000.00	80	76,903,327.17	16.71	961,291.59	3.830	769	66.61	67.67
1,000,000.01 - 1,100,000.00	20	21,147,679.40	4.60	1,057,383.97	3.762	767	65.45	65.45
1,100,000.01 - 1,200,000.00	17	19,695,971.04	4.28	1,158,586.53	3.706	788	59.89	60.27
1,200,000.01 - 1,300,000.00	3	3,671,197.17	0.80	1,223,732.39	3.791	778	60.86	60.86
1,300,000.01 - 1,400,000.00	4	5,395,224.53	1.17	1,348,806.13	3.748	752	61.02	61.02
1,400,000.01 - 1,500,000.00	9	13,169,179.73	2.86	1,463,242.19	3.750	765	63.41	65.04
1,500,000.01 - 1,600,000.00	4	6,219,773.35	1.35	1,554,943.34	3.937	758	57.27	57.27
1,700,000.01 - 1,800,000.00	1	1,744,483.74	0.38	1,744,483.74	3.500	807	43.75	43.75
1,900,000.01 - 2,000,000.00	1	1,958,806.02	0.43	1,958,806.02	3.500	774	59.90	59.90
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

The average stated principal balance of the mortgage loans as of the cut-off date was approximately $763,115.20.

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

Gross Mortgage Rates of the Mortgage Loans as of the Cut-off Date
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
2.751 - 3.000	2	1,635,788.16	0.36	817,894.08	3.000	795	58.34	58.34
3.001 - 3.250	4	3,372,577.25	0.73	843,144.31	3.233	759	59.07	60.98
3.251 - 3.500	34	30,769,086.73	6.69	904,973.14	3.472	778	61.37	62.15
3.501 - 3.750	212	161,462,504.79	35.09	761,615.59	3.712	775	63.12	63.95
3.751 - 4.000	295	224,411,121.63	48.77	760,715.67	3.922	769	69.48	69.93
4.001 - 4.250	46	31,934,856.12	6.94	694,236.00	4.175	767	72.07	72.36
4.251 - 4.500	10	6,572,529.52	1.43	657,252.95	4.411	760	76.27	76.27
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

The weighted average gross mortgage rate of the mortgage loans as of the cut-off date was approximately 3.835%.

Seasoning of the Mortgage Loans as of the Cut-off Date
Range of Seasoning (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
0	1	910,000.00	0.20	910,000.00	3.000	793	54.32	54.32
1 - 2	583	445,392,703.81	96.79	763,966.90	3.840	771	66.90	67.50
3 - 4	17	12,495,003.38	2.72	735,000.20	3.740	778	68.36	68.36
5 - 6	2	1,360,757.01	0.30	680,378.51	3.460	760	49.89	54.62
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

The weighted average seasoning of the mortgage loans as of the cut-off date was approximately 1 month.

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

Loan-to-Value Ratio of the Mortgage Loans at Origination
Range of Original Loan-to- Value Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
15.01 - 20.00	2	1,399,176.78	0.30	699,588.39	3.813	797	19.90	22.75
20.01 - 25.00	4	3,218,756.56	0.70	804,689.14	3.784	776	23.51	25.79
25.01 - 30.00	2	1,261,492.69	0.27	630,746.35	3.553	764	26.52	30.56
30.01 - 35.00	5	3,855,316.47	0.84	771,063.29	3.850	772	31.73	31.73
35.01 - 40.00	12	10,170,970.95	2.21	847,580.91	3.804	779	37.21	41.95
40.01 - 45.00	8	7,105,430.25	1.54	888,178.78	3.618	770	42.97	48.08
45.01 - 50.00	28	24,738,423.35	5.38	883,515.12	3.754	774	47.52	47.77
50.01 - 55.00	42	34,251,777.87	7.44	815,518.52	3.718	767	52.61	53.23
55.01 - 60.00	58	46,094,997.83	10.02	794,741.34	3.775	771	58.19	59.36
60.01 - 65.00	60	44,463,358.82	9.66	741,055.98	3.785	767	63.30	63.91
65.01 - 70.00	82	67,394,437.23	14.65	821,883.38	3.824	767	68.49	69.29
70.01 - 75.00	96	74,538,421.97	16.20	776,441.90	3.903	771	73.78	73.91
75.01 - 80.00	204	141,665,903.43	30.79	694,440.70	3.897	775	79.31	79.33
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

The weighted average loan-to-value ratio of the mortgage loans at origination was approximately 66.86%.

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

Combined Loan-to-Value Ratio of the Mortgage Loans at Origination
Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
15.01 - 20.00	1	700,231.09	0.15	700,231.09	3.875	806	19.80	19.80
20.01 - 25.00	3	2,241,713.23	0.49	747,237.74	3.798	766	23.08	23.08
25.01 - 30.00	2	1,361,342.07	0.30	680,671.04	3.568	777	23.61	26.54
30.01 - 35.00	7	5,431,456.11	1.18	775,922.30	3.821	776	29.74	32.03
35.01 - 40.00	8	7,143,554.07	1.55	892,944.26	3.801	783	37.59	37.59
40.01 - 45.00	6	5,561,953.83	1.21	926,992.31	3.638	773	42.49	43.02
45.01 - 50.00	29	25,560,085.58	5.55	881,382.26	3.758	773	46.94	47.60
50.01 - 55.00	42	33,309,286.68	7.24	793,078.25	3.715	768	52.37	52.56
55.01 - 60.00	55	43,968,125.25	9.55	799,420.46	3.774	772	57.69	58.31
60.01 - 65.00	56	42,040,534.66	9.14	750,723.83	3.778	767	62.89	63.28
65.01 - 70.00	80	66,654,817.31	14.49	833,185.22	3.813	766	67.49	68.55
70.01 - 75.00	100	77,737,800.91	16.89	777,378.01	3.895	771	73.40	73.75
75.01 - 80.00	214	148,447,563.41	32.26	693,680.20	3.899	775	78.64	79.27
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

The weighted average combined loan-to-value ratio of the mortgage loans at origination was approximately 67.46%. The combined loan-to-value at origination was calculated using the full lien amount (drawn and undrawn) for the second mortgage. Using only the drawn amount of the second mortgage at the time of origination, the weighted average combined loan-to-value ratio at origination would have been approximately 67.33%.

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

Credit Scores of the Mortgage Loans at Origination
Range of Original Credit Scores	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
691 - 700	1	447,882.44	0.10	447,882.44	3.125	700	60.13	74.50
701 - 710	14	10,423,056.00	2.27	744,504.00	3.827	706	57.67	57.67
711 - 720	10	7,973,763.72	1.73	797,376.37	4.022	716	69.29	69.91
721 - 730	28	21,791,366.92	4.74	778,263.10	3.925	726	69.85	69.85
731 - 740	30	24,717,831.21	5.37	823,927.71	3.853	735	69.37	70.20
741 - 750	45	33,842,554.66	7.35	752,056.77	3.894	745	64.16	65.44
751 - 760	39	30,131,152.39	6.55	772,593.65	3.843	756	65.60	66.00
761 - 770	87	67,678,718.22	14.71	777,916.30	3.818	766	66.64	67.37
771 - 780	87	64,504,144.27	14.02	741,426.95	3.815	776	68.07	68.92
781 - 790	102	79,631,059.41	17.31	780,696.66	3.805	786	67.34	67.99
791 - 800	95	69,940,166.88	15.20	736,212.28	3.831	795	67.96	68.32
801 - 810	54	41,368,033.97	8.99	766,074.70	3.801	805	63.83	64.01
811 - 820	11	7,708,734.11	1.68	700,794.01	3.906	813	70.80	70.80
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

The weighted average credit score of the mortgage loans at origination was approximately 771.

Documentation Type of the Mortgage Loans
Documentation Type	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Two Years Income with Assets	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

Monthly Income of the Mortgage Borrower at Origination
Range of Monthly Income ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
0.01 - 6,000.00	2	1,517,285.76	0.33	758,642.88	3.937	781	60.72	60.72
6,000.01 - 10,000.00	19	11,326,824.99	2.46	596,148.68	3.822	768	67.17	67.74
10,000.01 - 20,000.00	247	171,241,593.92	37.21	693,285.81	3.838	773	68.29	68.68
20,000.01 - 30,000.00	195	152,877,615.84	33.22	783,987.77	3.844	772	67.38	67.94
30,000.01 - 40,000.00	70	56,204,691.03	12.21	802,924.16	3.850	771	65.69	66.60
40,000.01 - 50,000.00	26	22,051,461.31	4.79	848,133.13	3.812	768	67.13	68.64
50,000.01 - 60,000.00	19	19,192,929.72	4.17	1,010,154.20	3.785	771	61.53	62.86
60,000.01 - 70,000.00	11	10,668,900.00	2.32	969,900.00	3.794	752	57.48	58.27
70,000.01 - 80,000.00	7	6,600,029.94	1.43	942,861.42	3.773	772	68.65	68.65
80,000.01 - 90,000.00	4	5,314,873.08	1.16	1,328,718.27	3.750	755	59.74	59.74
100,000.01 - 300,000.00	3	3,162,258.61	0.69	1,054,086.20	3.788	791	57.59	57.59
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

The weighted average monthly income of the mortgage borrower at origination was approximately $27,433.30.

Debt-to-Income Ratio of the Mortgage Loans at Origination
Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
5.01 - 10.00	6	4,482,480.18	0.97	747,080.03	3.829	780	71.88	71.88
10.01 - 15.00	24	18,741,981.49	4.07	780,915.90	3.780	773	56.91	58.32
15.01 - 20.00	50	37,615,573.50	8.17	752,311.47	3.828	774	67.41	67.97
20.01 - 25.00	74	56,016,846.64	12.17	756,984.41	3.822	769	68.30	69.53
25.01 - 30.00	113	82,417,058.98	17.91	729,354.50	3.847	775	64.66	65.15
30.01 - 35.00	118	89,574,638.42	19.47	759,107.11	3.863	771	68.82	69.35
35.01 - 40.00	108	85,963,849.79	18.68	795,961.57	3.836	774	67.26	67.85
40.01 - 45.00	101	77,189,151.44	16.77	764,249.02	3.811	767	67.17	67.44
45.01 - 50.00	8	7,158,356.96	1.56	894,794.62	3.848	759	68.87	68.87
50.01 - 55.00	1	998,526.80	0.22	998,526.80	3.875	702	64.10	64.10
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

The weighted average debt-to-income ratio of the mortgage loans at origination was approximately 31.00%.

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

Range of Assets Verified ($) of the Mortgage Loans at Origination
Range of Assets Verified ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
0.01 - 50,000.00	50	31,488,244.91	6.84	629,764.90	3.870	764	69.49	69.64
50,000.01 - 100,000.00	104	74,000,576.17	16.08	711,544.00	3.875	767	70.48	71.19
100,000.01 - 150,000.00	91	66,099,795.76	14.36	726,371.38	3.822	771	68.03	68.99
150,000.01 - 200,000.00	72	53,739,641.86	11.68	746,383.91	3.843	772	69.83	70.78
200,000.01 - 250,000.00	60	47,598,445.27	10.34	793,307.42	3.892	770	70.51	71.28
250,000.01 - 300,000.00	37	30,564,123.73	6.64	826,057.40	3.832	781	65.68	65.99
300,000.01 - 350,000.00	36	26,550,509.25	5.77	737,514.15	3.793	777	66.91	66.91
350,000.01 - 400,000.00	22	17,921,415.61	3.89	814,609.80	3.828	767	63.30	64.69
400,000.01 - 450,000.00	11	9,109,152.18	1.98	828,104.74	3.760	784	66.89	67.57
450,000.01 - 500,000.00	16	14,455,252.45	3.14	903,453.28	3.813	770	65.88	65.88
500,000.01 - 550,000.00	7	6,665,595.22	1.45	952,227.89	3.781	778	54.06	54.06
550,000.01 - 600,000.00	13	8,926,533.68	1.94	686,656.44	3.772	768	61.76	62.76
600,000.01 - 650,000.00	8	6,300,382.54	1.37	787,547.82	3.784	765	61.17	61.17
650,000.01 - 700,000.00	9	6,479,884.96	1.41	719,987.22	3.754	787	63.68	63.68
700,000.01 - 750,000.00	6	4,908,375.41	1.07	818,062.57	3.868	758	67.18	67.18
750,000.01 - 800,000.00	6	4,571,516.15	0.99	761,919.36	3.817	786	70.18	70.18
800,000.01 - 850,000.00	6	5,130,667.42	1.11	855,111.24	3.796	782	57.60	57.60
850,000.01 - 900,000.00	5	4,669,962.54	1.01	933,992.51	3.829	757	61.24	61.24
900,000.01 - 950,000.00	6	5,416,488.98	1.18	902,748.16	3.789	765	61.99	61.99
950,000.01 - 1,000,000.00	6	5,165,088.17	1.12	860,848.03	3.734	767	57.33	57.33
1,000,000.01 - 3,000,000.00	23	20,661,702.17	4.49	898,334.88	3.772	768	59.91	60.43
3,000,000.01 - 5,000,000.00	8	8,538,730.20	1.86	1,067,341.28	3.825	792	49.44	50.30
7,000,000.01 - 9,000,000.00	1	1,196,379.57	0.26	1,196,379.57	3.750	799	37.09	37.09
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

The weighted average verified assets of the mortgage borrowers at origination was approximately $408,148.93.

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

Self-Employment Status of the Mortgage Borrower at Origination
Self-Employed Status	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Not Self-Employed	429	318,437,647.81	69.20	742,278.90	3.844	773	67.53	68.08
Self-Employed	174	141,720,816.39	30.80	814,487.45	3.813	767	65.36	66.08
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

Occupancy Type of the Mortgage Loans
Occupancy Type	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Owner-Occupied	584	445,420,267.79	96.80	762,705.94	3.831	771	66.89	67.51
Second Home	18	14,273,249.91	3.10	792,958.33	3.928	769	66.34	66.34
Investment Property	1	464,946.50	0.10	464,946.50	4.000	802	55.00	55.00
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Rate Term Refinance	331	251,489,899.72	54.65	759,788.22	3.825	770	63.82	64.81
Purchase	226	173,258,218.50	37.65	766,629.29	3.847	774	73.47	73.47
Cash-Out Refinance	45	34,811,269.79	7.57	773,583.77	3.844	767	56.24	56.94
Construction to Permanent	1	599,076.19	0.13	599,076.19	3.625	760	52.17	52.17
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

Property Types of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Single Family Detached	385	299,202,938.43	65.02	777,150.49	3.833	771	65.98	66.58
Planned Unit Development	175	127,574,609.52	27.72	728,997.77	3.841	774	69.15	69.85
Condominium	25	19,277,347.32	4.19	771,093.89	3.850	763	69.21	69.30
Single Family Attached	9	7,395,779.97	1.61	821,753.33	3.821	753	68.40	68.40
Two- to Four-Family	4	3,150,139.54	0.68	787,534.89	3.732	769	50.95	50.95
Cooperative Unit	4	2,479,276.07	0.54	619,819.02	3.775	778	49.68	51.73
Townhouse	1	1,078,373.35	0.23	1,078,373.35	3.750	777	75.00	75.00
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

Geographic Concentration of the Mortgage Loans (States)
State	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
California	238	191,850,023.41	41.69	806,092.54	3.851	772	63.36	64.13
Texas	48	33,759,253.02	7.34	703,317.77	3.821	766	68.86	69.00
Massachusetts	47	32,394,895.23	7.04	689,253.09	3.839	767	66.81	67.48
Virginia	34	27,252,773.89	5.92	801,552.17	3.747	777	71.93	72.55
Washington	30	22,224,158.87	4.83	740,805.30	3.807	769	70.18	70.46
Maryland	26	21,988,771.45	4.78	845,721.98	3.774	766	69.10	70.61
Illinois	30	20,139,180.55	4.38	671,306.02	3.886	778	74.38	74.38
Colorado	22	17,368,808.40	3.77	789,491.29	3.872	770	68.83	70.01
Georgia	21	14,191,764.99	3.08	675,798.33	3.824	776	72.42	72.74
Arizona	17	11,060,797.72	2.40	650,635.16	3.881	776	67.09	67.65
Florida	13	10,252,113.95	2.23	788,624.15	3.787	774	70.10	70.10
New York	11	8,912,253.42	1.94	810,204.86	3.814	765	59.10	59.67
District Of Columbia	6	5,688,643.95	1.24	948,107.33	3.673	757	69.44	69.44
New Jersey	7	5,431,997.62	1.18	775,999.66	3.783	770	69.41	69.41
Pennsylvania	5	3,991,820.68	0.87	798,364.14	3.888	752	72.10	72.10
Connecticut	5	3,856,273.04	0.84	771,254.61	3.911	788	68.74	68.74
Tennessee	5	3,530,370.13	0.77	706,074.03	3.996	782	69.91	69.91
Utah	4	3,237,892.19	0.70	809,473.05	3.732	772	65.28	65.28
Oregon	5	2,814,823.99	0.61	562,964.80	3.954	784	67.29	70.30
North Carolina	4	2,793,138.93	0.61	698,284.73	3.905	774	74.81	74.81
South Carolina	4	2,699,797.92	0.59	674,949.48	3.917	779	71.88	71.88
Michigan	4	2,378,515.38	0.52	594,628.85	3.947	772	75.86	75.86
Missouri	3	2,352,669.30	0.51	784,223.10	3.837	768	70.62	70.62
Wisconsin	2	1,708,479.35	0.37	854,239.68	3.875	758	67.44	67.44
Nebraska	2	1,564,330.02	0.34	782,165.01	3.750	763	73.83	73.83
Alabama	2	1,316,240.78	0.29	658,120.39	4.076	753	68.81	68.81
Indiana	2	993,998.01	0.22	496,999.01	3.750	796	49.98	49.98
Mississippi	1	987,393.38	0.21	987,393.38	3.625	797	74.07	74.07
Delaware	1	847,261.77	0.18	847,261.77	3.375	762	58.17	58.17
New Mexico	1	697,934.19	0.15	697,934.19	3.875	724	56.00	56.00
Arkansas	1	694,435.71	0.15	694,435.71	3.750	760	63.23	63.23
Nevada	1	645,510.27	0.14	645,510.27	4.125	742	70.54	70.54
Minnesota	1	532,142.69	0.12	532,142.69	3.375	794	59.88	59.88
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

Geographic Concentration of the Mortgage Loans (Top 10 Cities)
City	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Los Angeles, CA	9	10,149,980.00	2.21	1,127,775.56	3.854	773	66.54	66.54
Seattle, WA	11	8,438,709.68	1.83	767,155.43	3.781	777	73.25	73.25
San Diego, CA	10	8,143,723.42	1.77	814,372.34	3.880	765	67.61	67.61
Houston, TX	10	7,270,795.30	1.58	727,079.53	3.834	769	66.97	66.97
San Francisco, CA	9	6,952,265.57	1.51	772,473.95	3.866	758	63.77	63.77
Chicago, IL	10	6,796,935.98	1.48	679,693.60	3.795	779	72.82	72.82
Bethesda, MD	7	6,666,958.26	1.45	952,422.61	3.803	762	67.36	72.36
Menlo Park, CA	6	6,372,091.54	1.38	1,062,015.26	3.699	781	54.61	54.61
Danville, CA	8	6,085,198.56	1.32	760,649.82	3.777	765	66.17	66.17
Washington, DC	6	5,688,643.95	1.24	948,107.33	3.673	757	69.44	69.44
Other	517	387,593,161.94	84.23	749,696.64	3.840	772	66.83	67.46
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

Original Term to Maturity of the Mortgage Loans
Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
180	4	3,071,063.98	0.67	767,766.00	3.219	782	63.66	65.76
240	4	2,785,668.82	0.61	696,417.21	3.518	761	48.75	48.75
300	1	626,963.29	0.14	626,963.29	3.750	748	69.88	69.88
360	594	453,674,768.11	98.59	763,762.24	3.841	771	66.99	67.59
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

The weighted average original term to maturity of the mortgage loans was approximately 358 months.

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

Remaining Term to Maturity of the Mortgage Loans as of the Cut-off Date
Range of Remaining Terms to Maturity (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
121 - 180	4	3,071,063.98	0.67	767,766.00	3.219	782	63.66	65.76
181 - 240	4	2,785,668.82	0.61	696,417.21	3.518	761	48.75	48.75
241 - 300	1	626,963.29	0.14	626,963.29	3.750	748	69.88	69.88
301 - 360	594	453,674,768.11	98.59	763,762.24	3.841	771	66.99	67.59
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

The weighted average remaining term to maturity of the mortgage loans as of the cut-off date was approximately 357 months.

Prepayment Charge Term of the Mortgage Loans at Origination
Prepayment Charge Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
None	600	458,270,128.11	99.59	763,783.55	3.835	771	66.94	67.55
60	3	1,888,336.09	0.41	629,445.36	3.646	755	47.13	47.13
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

Originators of the Mortgage Loans
Originator	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
George Mason Mortgage, LLC	36	29,472,912.91	6.40	818,692.03	3.691	771	70.82	71.14
Cole Taylor Bank	35	28,209,614.13	6.13	805,988.98	3.934	778	64.40	64.75
WJ Bradley Mortgage Capital	37	28,091,317.14	6.10	759,224.79	3.902	763	65.06	65.40
PrimeLending	34	27,088,594.51	5.89	796,723.37	3.769	772	64.52	64.80
Other	461	347,296,025.51	75.47	753,353.63	3.838	771	67.06	67.74
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

Origination Channel of the Mortgage Loans
Origination Channel	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Retail	471	357,015,923.99	77.59	757,995.59	3.804	771	67.27	67.76
Broker	101	79,226,608.00	17.22	784,421.86	3.918	775	65.37	66.64
Correspondent	31	23,915,932.21	5.20	771,481.68	4.011	769	65.71	65.71
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

Servicers of the Mortgage Loans
Servicer	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Cenlar FSB	599	457,372,795.38	99.39	763,560.59	3.836	771	66.97	67.58
First Republic Bank	4	2,785,668.82	0.61	696,417.21	3.518	761	48.75	48.75
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

Lien Position of the Mortgage Loans
Lien Position	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
First Lien	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

Mortgage Loans with Second Liens at Origination
Mortgage Loans with Second Liens at Origination	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
None	568	434,049,032.67	94.33	764,170.83	3.835	771	67.60	67.60
Has Second Lien at Origination	35	26,109,431.53	5.67	745,983.76	3.824	769	54.61	65.17
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

Mortgage Insurance Status of the Mortgage Loans
Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
No Mortgage Insurance	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

Origination Date of the Mortgage Loans
Origination Date	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
November 2012	1	447,882.44	0.10	447,882.44	3.125	700	60.13	74.50
December 2012	1	912,874.57	0.20	912,874.57	3.625	789	44.87	44.87
January 2013	1	1,199,865.33	0.26	1,199,865.33	3.500	807	70.00	70.00
February 2013	17	12,212,482.53	2.65	718,381.33	3.784	776	68.32	68.32
March 2013	212	163,372,325.51	35.50	770,624.18	3.810	770	66.05	66.50
April 2013	370	281,103,033.82	61.09	759,737.93	3.857	771	67.38	68.08
May 2013	1	910,000.00	0.20	910,000.00	3.000	793	54.32	54.32
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

Sequoia Mortgage Trust 2013-8

Mortgage Pass-Through Certificates, Series 2013-8

PRELIMINARY TERM SHEET

Maturity Date of the Mortgage Loans
Maturity Date	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
December 2027	1	447,882.44	0.10	447,882.44	3.125	700	60.13	74.50
March 2028	1	987,393.38	0.21	987,393.38	3.625	797	74.07	74.07
May 2028	1	725,788.16	0.16	725,788.16	3.000	797	63.39	63.39
June 2028	1	910,000.00	0.20	910,000.00	3.000	793	54.32	54.32
March 2033	1	464,946.50	0.10	464,946.50	4.000	802	55.00	55.00
April 2033	1	865,004.04	0.19	865,004.04	3.550	708	40.46	40.46
May 2033	2	1,455,718.28	0.32	727,859.14	3.346	779	51.68	51.68
May 2038	1	626,963.29	0.14	626,963.29	3.750	748	69.88	69.88
January 2043	1	912,874.57	0.20	912,874.57	3.625	789	44.87	44.87
February 2043	1	1,199,865.33	0.26	1,199,865.33	3.500	807	70.00	70.00
March 2043	14	9,842,798.17	2.14	703,057.01	3.769	772	68.22	68.22
April 2043	210	162,520,668.53	35.32	773,907.95	3.815	771	66.53	66.98
May 2043	368	279,198,561.51	60.67	758,691.74	3.860	772	67.28	67.98
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

Delinquency Status of the Mortgage Loans as of the Cut-off Date
Delinquency Status	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Current	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

Historical Delinquency of the Mortgage Loans
Historical Delinquency (Since Origination)	Number of Mortgage Loans	Aggregate Stated Principal Balance ($)	Aggregate Stated Principal Balance (%)	Average Stated Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Never Delinquent	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46
Total:	603	460,158,464.20	100.00	763,115.20	3.835	771	66.86	67.46

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